SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                           Filed by the Registrant |X|

                 Filed by a Party other than the Registrant |_|
                                       --
                           Check the appropriate box:

            |_|   Preliminary Proxy Statement
            |_|   Confidential, for Use of the Commission Only (as permitted by
                  Rule 14a-6(e)(2))
            |X|   Definitive Proxy Statement
            |_|   Definitive Additional Materials
            |_|   Soliciting Material Pursuant to ss. 240.14a-12

                                 Workstream Inc.
              ----------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

               Payment of Filing Fee (Check the appropriate box):

            |X|   No fee required.
            |_|   Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
                  and 0-11.
            (1)   Title of each class of securities to which transaction
                  applies:
            (2)   Aggregate number of securities to which transaction applies:
            (3)   Per unit price or other underlying value of transaction
                  computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
            (4)   Proposed maximum aggregate value of transaction:
            (5)   Total fee paid:
            |_|   Fee paid previously with preliminary materials:
            |_|   Check box if any part of the fee is offset as provided by
                  Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
            1)    Amount previously paid:
            2)    Form, Schedule or Registration Statement No.:
            3)    Filing Party:
            4)    Date Filed:

                                 WORKSTREAM INC.
                      NOTICE OF ANNUAL AND SPECIAL MEETING
                                 OF SHAREHOLDERS

NOTICE IS HEREBY GIVEN THAT the annual and special meeting of the shareholders of WORKSTREAM INC. (the "Corporation") will be held on Thursday, October 20, 2005 at the offices of Workstream Inc. located at 495 March Road, Suite 300, Ottawa, Ontario K2K 3G1 commencing at 10:00 a.m. (Ottawa time) for the following purposes:

      1.    To elect the following persons as directors of the Corporation:

                  Michael Mullarkey
                  Thomas Danis
                  Matthew Ebbs
                  Michael Gerrior
                  Arthur Halloran
                  Cholo Manso
                  Steve Singh

      2. To ratify the appointment of PricewaterhouseCoopers LLP as auditors of the Corporation;

      3.    To authorize the directors to fix the remuneration of the auditors;

      4. To receive and consider the financial statements of the Corporation for the fiscal year ended May 31, 2005 together with the auditors' report thereon and the Annual Report to the shareholders; and

      5. To transact such further and other business as may properly be brought before the meeting or any adjournment or any adjournments thereof.

The enclosed proxy is solicited by our management. We have enclosed a copy of our annual report for the fiscal year ended May 31, 2005, which is not a part of the proxy soliciting materials. The financial statements referred to in item 4 above are included as part of the 2005 annual report.

Your vote is important. Please sign, date and return your proxy card promptly so your shares can be represented, even if you plan to attend the meeting. Please see the proxy card for instructions on how to vote. You can revoke a proxy at any time prior to its exercise at the meeting by following the instructions in the proxy circular and proxy statement or by attending the meeting and voting in person.

DATED this 23rd day of September 2005,

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Michael Mullarkey
--------------------------------
Michael Mullarkey, Chairman


NOTE:
IF YOU ARE UNABLE TO ATTEND THE MEETING IN PERSON, PLEASE COMPLETE AND RETURN THE ENCLOSED FORM OF PROXY. A POSTAGE PAID ADDRESSED ENVELOPE HAS BEEN ENCLOSED.

                                 WORKSTREAM INC.
                                 495 March Road
                                    Suite 300
                         Ottawa, Ontario Canada K2K 3G1
                                 (613) 270-0619

                              --------------------

                       PROXY CIRCULAR AND PROXY STATEMENT
                                       for
                   Annual and Special Meeting of Shareholders
                                October 20, 2005

                              --------------------

      This Proxy Circular and Proxy Statement is furnished in connection with the solicitation of proxies by, or on behalf of, the management of Workstream Inc., incorporated under the laws of Canada, for use at the annual and special meeting of our shareholders (the "Meeting") to be held on Thursday, the 20th day of October 2005 at 10:00 a.m. (Ottawa time) at our executive offices at 495 March Road, Suite 300, Ottawa, Ontario K2K 3G1 and at any adjournment or adjournments thereof for the purposes set forth in the Notice of Meeting. Except as otherwise stated, the information contained herein is given as of September 16, 2005.

      The Notice of Meeting, this document and the Form of Proxy will be mailed commencing on or about September 23, 2005 to shareholders of record as of the close of business on September 16, 2005, the record date for the Meeting.

SOLICITATION OF PROXIES BY MANAGEMENT

      THE ENCLOSED PROXY IS BEING SOLICITED BY, OR ON BEHALF OF, OUR MANAGEMENT and the cost of such solicitation will be borne by us, including the cost of preparing, assembling and mailing proxy materials, handling and tabulating the proxies returned, and charges of brokerage houses, nominees and fiduciaries in forwarding proxy materials to our beneficial owners. The solicitation of proxies will be primarily by mail, but proxies may also be solicited by telephone or other personal contact by our directors, officers and employees or by our transfer agent and registrar. We will reimburse their expenses for doing this.

INFORMATION ON VOTING

APPOINTMENT OF PROXIES

      The persons named in the enclosed Form of Proxy are our directors and officers. A shareholder desiring to appoint some other person to represent him/her at the Meeting may do so by inserting such person's name in the blank space provided in the Form of the Proxy or by completing another form of proxy and in either case delivering the completed proxy to American Stock Transfer & Trust Company, 59 Maiden Lane, New York, New York 10038, Attention: Proxy Department, not later than the day preceding the Meeting or by depositing it with the Chairman of the Meeting prior to the commencement of the Meeting. It is the responsibility of the shareholder appointing some other person to represent him/her to inform such person that he/she has been so appointed. The proxy must be executed by the shareholder or his attorney authorized in writing or, if the shareholder is a corporation, by an officer or attorney thereof, duly authorized.

REVOCABILITY OF PROXIES

      A shareholder executing the enclosed Form of Proxy has the right to revoke it under subsection 148(4) of the Canadian Business Corporation Act. A shareholder may revoke a proxy by depositing an instrument in writing executed by him/her or by his/her attorney authorized in writing at our executive offices at 495 March Road, Suite 300, Ottawa, Ontario K2K 3G1 at any time up to and including the last business day preceding the day of the Meeting, or any adjournment or adjournments thereof, at which the proxy is to be used, or with the Chairman of the Meeting on the day of the Meeting or any adjournment or adjournments thereof or in any other manner permitted by law.

VOTING BY PROXY

      For the purpose of voting by proxy, proxies marked as "WITHHOLD/ABSTAIN" will be treated as present for the purpose of determining a quorum but will not be counted as having been voted in respect of any matter to which the instruction to "WITHHOLD/ABSTAIN" is indicated.

      Your Common Shares (as defined below) may not be registered in your name but in the name of an intermediary (which is usually a bank, trust company, securities dealer or broker, or a clearing agency in which an intermediary participates). If your Common Shares are registered in the name of an intermediary, you are a non-registered shareholder.

      We have distributed copies of this document to intermediaries for distribution to non-registered shareholders. Unless you have waived your rights to receive these materials, intermediaries are required to deliver them to you as a non-registered shareholder of Workstream and to seek your instructions as to how to vote your Common Shares. Proxies returned by intermediaries as "non-votes" because the intermediary has not received instructions from the non-registered shareholder with respect to the voting of certain shares or, under applicable stock exchange or other rules, the intermediary does not have the discretion to vote those shares on one or more of the matters that come before the meeting, will be treated as not entitled to vote on any such matter and will not be counted as having been voted in respect of any such matter. Common Shares represented by such broker "non-votes" will, however, be counted in determining whether there is a quorum.

      On any ballot that may be called for regarding the matters listed in the Notice of Meeting and in the Form of Proxy, the common shares of Workstream (hereinafter sometimes called the "Common Shares") will be voted or withheld from voting in accordance with the instructions of the shareholder indicated on the Form of Proxy by marking an "X" in the boxes provided for that purpose on the Form of Proxy. In the absence of such instructions the Common Shares will be voted: (i) "FOR" the election of directors; (ii) "FOR" the appointment of auditors; and (iii) "FOR" authorizing the directors to fix the auditors' remuneration, in each case, as referred to in this Proxy Circular and Proxy Statement.

EXERCISE OF DISCRETION BY PROXIES

      If any amendments or variations to matters identified in the Notice of Meeting are proposed at the Meeting or if any other matters properly come before the Meeting, the enclosed Form of Proxy confers discretionary authority to vote on such amendments or variations or such other matters according to the best judgment of the person voting the proxy at the Meeting. Management knows of no matters to come before the Meeting other than the matters referred to in the Notice of Meeting.

AUTHORIZED CAPITAL, VOTING SHARES AND PRINCIPAL HOLDERS THEREOF

      We are authorized to issue an unlimited number of Common Shares, an unlimited number of Class A Preferred Shares and an unlimited number of Series A Convertible Preferred Shares. Our shareholders of record as at the close of business on September 16, 2005 are entitled to receive notice of, and vote at, the Meeting. As of that date, 49,194,178 Common Shares were issued and outstanding and entitled to vote. As of September 16, 2005, there were no Class A Preferred Shares or Series A Convertible Preferred Shares outstanding. The holders of the Common Shares are entitled to one (1) vote at any meeting of our shareholders for each common share held.

      The presence at the Meeting, in person or by proxy, of the holders of at least 33-1/3% of the outstanding Common Shares entitled to be voted at the Meeting constitutes a quorum for the transaction of business at the Meeting.

      Unless otherwise indicated, all references in this document to dollar amounts are to U.S. dollars.

Security Ownership of Principal Shareholders

      The following table sets forth as of September 16, 2005 certain information with respect to the beneficial ownership of each person whom we knew to be the beneficial owner of more than 5% of our Common Shares.

                                                       Common Shares
------------------------------------------ -------------------------- ----------
Name and Address of
Beneficial Owner                           Number of Shares (1)       Percent
------------------------------------------ -------------------------- ----------

Janus Capital Management                   5,334,687                  10.84%
------------------------------------------ -------------------------- ----------

Hewlett Packard
3000 Hanover St.                           4,835,746                   9.83%
Palo Alto, CA 94304
------------------------------------------ -------------------------- ----------

Michael Mullarkey                          4,437,000                   8.98%
c/o Workstream Inc.
495 March Road, Suite 300
Ottawa, Ontario, K2K 3G1
------------------------------------------ -------------------------- ----------

William Blair Capital Management, LLC      3,534,317                   7.18%
222 West Adams Street
Chicago, IL 60606

------------------------------------------ -------------------------- ----------

Rubicon Master Fund                        2,500,000                   7.43%
25 Cabot Square
Canary Wharf
London, UK

------------------------------------------ -------------------------- ----------

(1) With respect to each shareholder, includes any shares issuable upon exercise of options or warrants held by such shareholder that are or will become exercisable within 60 days of September 16, 2005.

Security Ownership of Management
         The following table sets forth as of September 16, 2005 certain information with respect to the beneficial ownership of (i) each director, (ii) each nominee for election to the board of directors, (iii) our chief executive officer and each other executive officer who earned more than $100,000 during fiscal year 2005 (collectively, the "Named Executive Officers") and (iv) all the directors and executive officers as a group.

------------------------------------ -------------------- ----------------------
Name of Beneficial Owner             Number of Shares(1)  Percent of Class
------------------------------------ -------------------- ----------------------
Michael Mullarkey                     4,437,000 (2)        8.98%
------------------------------------ -------------------- ----------------------
Matthew J. Ebbs                         126,666 (3)        *
------------------------------------ -------------------- ----------------------
Michael A. Gerrior                       45,334 (4)        *
------------------------------------ -------------------- ----------------------
Cholo Manso                              48,666 (5)        *
------------------------------------ -------------------- ----------------------
Thomas Danis                             26,666 (6)        *
------------------------------------ -------------------- ----------------------
Arthur Halloran                          13,332 (7)        *
------------------------------------ -------------------- ----------------------
Steve Singh                           --                   --
------------------------------------ -------------------- ----------------------
Stephen Lerch                            25,000            *
------------------------------------ -------------------- ----------------------
All  executive  officers and          4,722,667(8)         9.53%
directors as a group (8 persons)
------------------------------------ -------------------- ----------------------

* Less than 1%


(1) With respect to each shareholder, includes any shares issuable upon exercise of options held by such shareholder that are or will become exercisable within 60 days of September 16, 2005.
(2) Includes 200,000 Common Shares issuable upon the exercise of stock options.
(3) Includes 86,666 Common Shares issuable upon the exercise of stock options.
(4) Includes 15,334 Common Shares issuable upon the exercise of stock options.
(5) Includes 13,334 Common Shares issuable upon the exercise of stock options.
(6) Includes 26,666 Common Shares issuable upon the exercise of stock options.
(7) Includes 13,332 Common Shares issuable upon the exercise of stock options.
(8) Includes 355,332 Common Shares issuable upon the exercise of stock options.

Section 16(a) Beneficial Ownership Reporting Compliance

      Section 16(a) of the Exchange Act requires that our officers, directors and persons who beneficially own more than 10% of a registered class of our equity securities file with the SEC initial reports of ownership and reports of changes in ownership of our Common Shares and other equity securities. Officers, directors and greater than 10% beneficial owners are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

      To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required during the year ended May 31, 2005, all Section 16(a) filing requirements applicable to our officers, directors and greater than 10% beneficial owners were complied with.

PROPOSAL 1--ELECTION OF DIRECTORS
(Item 1 on Proxy Card)

      At the Meeting, shareholders will be asked to approve the election of directors, as a group, by resolution, which requires that a majority of the votes cast at the Meeting be voted "FOR" the resolution for the election of nominees as a group. Unless a contrary choice is specified, proxies solicited by management will be voted "FOR" the nominees for director set forth below.

      At the Meeting, seven directors are to be elected to the Board of Directors. All of the nominees currently serve as members of the Board of Directors and are standing for re-election. The term of office of each of the current directors is due to expire immediately prior to the election of directors at the Meeting.

      We do not know of any reason why any of these nominees would not accept the nomination. However, if any nominee does not accept the nomination, the persons' names in the Form of Proxy will vote for the substitute nominee that the Board recommends.

      Set forth below is more detailed information regarding each of the nominees.

THE BOARD OF DIRECTORS RECOMMENDS VOTING "FOR" THE NOMINEES FOR DIRECTOR SET FORTH BELOW.

                         Director
Name                       Age          Since        Position
----                       ---          -----        --------
Michael Mullarkey          37           2001         Chairman of the Board of Directors,
                                                     President and Chief Executive Officer
Thomas Danis               58           2001         Director (1)
Matthew Ebbs               40           1999         Director (1)
Michael Gerrior            55           2001         Director
Arthur Halloran            59           2001         Director
Cholo Manso                42           2001         Director (1)
Steve Singh                44           2004         Director (1)

(1)  Member of the Audit Committee of the Board of Directors.

Michael Mullarkey has been the Chairman of our Board of Directors since November 2001 and our Chief Executive Officer since April 2001. In April 2003, Mr. Mullarkey assumed the responsibilities of President, a position he previously held from April 2001 until November 2001. From January 2001 to April 2001, Mr. Mullarkey was the President, Secretary and a Director of Paula Allen Holdings, Inc., a full service outplacement firm in the United States, which we acquired in April 2001. From October 1999 to December 2000, Mr. Mullarkey returned to Sony Corporation where he served as General Manager. From January 1998 to September 1999, Mr. Mullarkey was the co-founder and managing director of Information Technology Mergers & Acquisitions, LLC, an investment capital group managing private equity funding and investing in emerging technology markets and organizations. From October 1989 to February 1997, Mr. Mullarkey was employed by Sony Corporation of America, a subsidiary of Sony Corporation, where his most recent position was Vice President and General Manager. Prior to serving as Sony Corporation of America's Vice President and General Manager, Mr. Mullarkey served as its National Sales Manager, a position he held from 1992 to 1994, and prior to that he served as one of its Sales Executives.

Thomas Danis joined our Board of Directors in July 2001. Mr. Danis is currently an insurance executive with Aon Corporation, a provider of risk management services, insurance and reinsurance brokerage, human capital and management consulting, and specialty insurance underwriting. During 2001, Mr. Danis was the Market Area Leader for Southern California with Aon Risk Services and was responsible for the offices in this area. From 1993 to 2000, Mr. Danis was a Managing Director of the Mergers & Acquisitions Practice for Aon, as well as their St. Louis office. Mr. Danis serves on the Board of Directors of International Wire Group, Inc. and International Wire Holding Company. International Wire Group, Inc. files reports pursuant to the Securities Exchange Act of 1934. Mr. Danis also serves on the Board of RCP Advisors, a fund to funds private equity firm.

Matthew Ebbs has been a member of our Board of Directors since October 1999. Currently Mr. Ebbs is an independent consultant. In May 2004, Mr. Ebbs received his Executive M.B.A. from Queen's University. From December 2004 to July 2005, he was an Executive Vice-President at SC Stormont Inc. From October 2003 to September 2004, Mr. Ebbs was the Vice-President of Business Development and Managing Director of Europe for WorldHeart Corporation. From October 2001 to September 2003, Mr. Ebbs was the Recovery Service Manager with Export Development Canada. Export Development Canada is a Crown corporation that provides trade finance and risk management services for Canadian exporters and investors. From April 1999 to October 2001, Mr. Ebbs was the Chairman, Chief Executive Officer and a director of LuxurySquare.com Corporation, an electronic business and online catalogue company. From January 1997 to April 1999, Mr. Ebbs was an attorney at Perley-Robertson, Hill & McDougall LLP, our Canadian legal counsel.

Michael Gerrior has been a member of our Board of Directors since April 2001. From 1988 to present, Mr. Gerrior has been a partner at Perley-Robertson, Hill & McDougall LLP, our Canadian legal counsel. Mr. Gerrior assists his clients with mergers and acquisitions, securities matters and corporate governance. He has concluded private placements, venture capital transactions, and public offerings on various exchanges, including NASDAQ, the TSX Venture Exchange, the Toronto Stock Exchange and the Montreal Exchange.

Arthur Halloran has been a member of our Board of Directors since May 2001. Since April 2004, Mr. Halloran has been the Director of Business Development for RSM McGladrey, Inc., an accounting and consulting firm, and is responsible for all business development activities for the New York/Connecticut Economic Unit. From October 2001 until April 2003, Mr. Halloran served as our President and Chief Operating Officer. From October 1989 until October 2001, Mr. Halloran was employed in a number of positions by Sony Electronics Inc., with his most recent position being Senior General Manager Specialty Sales and Marketing where he was responsible for retail operations and incentive marketing. From September 1999 to April 2000, Mr. Halloran was the President, Business Solutions Company, responsible for the creation and development of the first Sony Company to address all of the Sony Electronic business units. From December 1990 to September 1999, Mr. Halloran was the Vice President, Diversified Markets, where he was responsible for the non-retail/non-traditional markets of Sony Electronics.

Cholo Manso joined our Board of Directors in July 2001. Since January 2002, Mr. Manso has served as the Chief Executive Officer of Netlano Services Inc., which is a Managed Service Provider of mobility software applications. From September 1999 to September 2003, Mr. Manso was an independent consultant whose main focus was advising angel investors. From November 1996 to September 1999, Mr. Manso was the Chief Executive Officer and founder of Quarterdeck Consulting Inc., a company that specialized in sales of security software, hardware, consulting and maintenance services to Government and the Private Sector.

Steve Singh joined our Board of Directors in October 2004. Since 1996 Mr. Singh has served as President and Chief Executive Officer of Concur Technologies Inc., a provider of corporate expense management solutions, and as a director since 1993, including service as Chairman of the Board of Directors since September 1999. From 1993 to 1996, Mr. Singh was General Manager of the Contact Management Division at Symantec Corporation, a computer software and services company.

Executive Officer Information

Stephen Lerch, age 51 has been our Executive Vice President, Chief Operating and Financial Officer since April 2005. He is in charge of our financial, human resources, legal and administrative affairs and has operational oversight responsibility. From April 2003 to January 2004, Mr. Lerch was the Executive Vice President and Chief Operating Officer of Rewards Network Inc/iDine Rewards Network Inc. Rewards Network Inc. is a provider of dining and hotel rewards and credit card loyalty programs. In this position, Mr. Lerch directed operations of merchant sales and support, contract administration, information technology and corporate and partner development. Prior to this position, Mr. Lerch held the position of Executive Vice President and Chief Financial Officer from February 1997 to August 2003 where he was responsible for all traditional CFO responsibilities including internal and external reporting, budgeting, treasury, banking, human resources and Audit Committee and Board meetings.

Tammie Brown, age 41, joined us in May 2000 as our Investor Relations Officer. Currently Ms. Brown is the Vice President of Human Resources and also responsible for Investor Relations. She was previously employed by NetManage, Inc. from July 1998 to May 2000, where she was responsible for Investor Relations. From October 1995 to July 1998, Ms. Brown was the Executive Assistant/Investor Relations Officer for Milkyway Networks, an internet security software provider.

Meetings and Committees of the Board of Directors

      Each of our directors other than Messrs. Mullarkey and Halloran qualifies as "independent" in accordance with the published listing requirements of Nasdaq. As required by the Nasdaq rules, the Board has made a subjective determination as to each independent director that no relationships exist which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In making these determinations, the directors reviewed and discussed information provided by the directors with regard to each director's business and personal activities as they may relate to us and our management.

      During the year ended May 31, 2005 ("fiscal 2005"), the Board of Directors held six meetings. Each director attended more than 75% of the aggregate of the total number of meetings of the Board and meetings held by all committees of the Board on which he served during fiscal 2005. The Board has established an Audit Committee. The Audit Committee is comprised of four non-employees, Matthew Ebbs (Chairman), Thomas Danis, Steve Singh and Cholo Manso. The Board has determined that all members of the Audit Committee are `independent' as that term is currently defined in Rule 4200(a)(15) of the listing standards of the NASD and Rule 10A-3(b)(1) of the Securities Exchange Act of 1934. Mr. Ebbs has been determined to be an "audit committee financial expert" as defined by the SEC. The Audit Committee recommends to the Board the annual engagement of a firm of independent accountants and reviews with the independent accountants the scope and results of audits, internal accounting controls and audit practices and professional services rendered to us by such independent accountants. The Audit Committee also makes recommendations to the Board on the compensation of the Chief Executive Officer, President and Chief Financial Officer and administers our stock option plan. The Board does not have a formal Compensation Committee but instead the Audit Committee provides the functions typically performed by a compensation committee.

      The Audit Committee held eight meetings during fiscal year 2005. The Board has adopted a written charter for the Audit Committee. This charter may be found on our website at www.workstreaminc.com.

Nominations of Candidates for Director

      The Board does not currently have a Nominating Committee, and as a result it does not maintain a Nominating Committee Charter. Rather, a majority of the "independent" directors, as determined in accordance with the applicable listing standards of the NASD, recommends candidates for nomination and election to our Board of Directors and, when appropriate, review the requisite skills and characteristics required of individual Board members in the context of the current composition of the Board, including such factors as business experience, diversity, personal skills in technology, finance, marketing, financial reporting and other areas that are expected to contribute to an effective Board.

      The majority of the "independent" directors also consider candidates recommended by shareholders. The names and biographies of any such proposed nominees should be sent to Workstream Inc., 495 March Road, Suite 300, Ottawa, Ont. K2K 3G1, ATTN: Tammie Brown.

Shareholder Communications with Directors

      The Board of Directors welcomes communication from our shareholders. Any shareholder may communicate with either the Board as a whole, or with any individual director by sending a written communication c/o our Chief Executive Officer at our executive office located at 495 March Road, Suite 300, Ottawa, Ont. K2K 3G1. All such communication sent to the Chief Executive Officer will be forwarded to the Board, as a whole, or to the individual director to whom such communication was addressed.

      We encourage, but do not require, the members of the Board to attend the annual meeting of shareholders. Two of our Board members attended last year's annual and special meeting.

Compensation of Directors

      All directors are entitled to reimbursement of their reasonable out-of-pocket expenses incurred in attending Board and committee meetings. Directors who are not also Workstream employees or professionals on retainer with Workstream were paid an annual fee of $15,000 for fiscal year 2005. Directors who are members of our Audit Committee were paid an additional $1,000 for each committee meeting attended in fiscal year 2005. In addition, each director is eligible to participate in our 2002 Amended and Restated Stock Option Plan.

Company Employee Code of Conduct

      The Board has adopted a Code of Conduct that applies to our directors, officers and employees, including our principal executive, financial and accounting officers and persons performing similar functions. The Code of Conduct will be made available, without charge, upon written request made to Tammie Brown of the Company at its principal executive offices located at 495 March Road, Suite 300, Ottawa, Ont. K2K 3G1. In addition, it is also available on our website at www.workstreaminc.com.

Certain Transactions

      Michael Gerrior, a member of our Board of Directors, is a partner in the law firm of Perley-Robertson, Hill & McDougall, LLP which provides ongoing legal services to us.

EXECUTIVE COMPENSATION

Summary Compensation Table

      The following table sets forth the cash compensation as well as certain other compensation earned during the fiscal years indicated by certain of the Named Executive Officers.

------------------------------------------------------------------------------------------------------------
                                Annual Compensation                          Long-Term
                                                                             Compensation
                                                                             Awards
------------------------------------------------------------------------------------------------------------
Name and           Year         Salary        Bonus         Other Annual     Securities         All Other
Principal                       ($)           ($)           Compensation     Underlying         Compensation
Position                                                    ($)              Options (#)(1)     ($)
------------------------------------------------------------------------------------------------------------
Michael            2005         $239,615      $775,619      --                --                  $31,271(2)
Mullarkey,         2004         $216,667      $150,000      --               300,000              $49,410(3)
Chairman, Chief    2003         $200,000      $214,547      --               300,000              $ 4,710(3)
Executive                                                   --                --
Officer and
President
------------------------------------------------------------------------------------------------------------
Stephen Lerch,     2005         $ 23,077(4)   $  8,344                       100,000(5)           $ 1,000(7)
Executive Vice                                                                50,000(6)
President, Chief
Operating and
Financial Officer
------------------------------------------------------------------------------------------------------------

Notes to Summary Compensation Table:

      (1) Represents the number of Common Shares underlying options granted under our 2002 Amended and Restated Stock Option Plan, as Amended.
      (2) Consists of $7,159 of insurance premiums paid with respect to a $5,000,000 term life insurance policy on the life of Mr. Mullarkey, $9,600 car allowance, health and dental insurance premiums of $14,512.
      (3) Consists of $5,344 of insurance premiums paid with respect to a $5,000,000 term life insurance policy on the life of Mr. Mullarkey, a $30,166 lump sum car allowance, which covers years 2001 through 2004, and health and dental insurance premiums of $13,899.
      (4) Mr. Lerch joined the Company in April 2005. His base pay, on an annual basis, is $200,000.
      (5) Mr. Lerch received 100,000 stock options that vest 1/3 equally over 3 years.
      (6) Mr. Lerch received 50,000 Restricted Stock Units that vest 1/3 equally over 3 years.
      (7)   Mr. Lerch received a car allowance of $1,000.

Stock Option Grants

      The following table sets forth certain information with respect to stock options to purchase our Common Shares that were granted to each of the Named Executive Officers during the year ended May 31, 2005.

                                             Option Grants in Last Fiscal Year

---------------------------------------------------------------------------------------------------------------------------
                                                                                                   Potential Realizable
                                                                                                   Value at Assumed
                                                                                                   Annual Rates of Stock
                                                                                                   Price Appreciation for
                                                                                                   Option Term (2)
---------------------------------------------------------------------------------------------------------------------------
Name                       Number of     % of Total      Exercise     Market Value   Expiration    5% ($)       10% ($)
                           Common        Options         Price Per    of Option      Date
                           Shares        Granted to      Share        Shares on
                           Underlying    Employees in    ($/Share)    the Date of
                           Options       Fiscal Year                  Grant
                           Granted (1)   2005
---------------------------------------------------------------------------------------------------------------------------
Michael Mullarkey          0                             --           --             --            --           --
---------------------------------------------------------------------------------------------------------------------------
Stephen Lerch              100,000(3)    5.70%           $4.02        $4.02          4/4/2010      $111,065     $135,497
---------------------------------------------------------------------------------------------------------------------------

      (1) The options were granted under our 2002 Amended and Restated Stock Option Plan, as Amended.
      (2) Illustrates the value that might be received upon exercise of options immediately prior to the assumed expiration of their term at the specified compounded rates of appreciation based on the market price for the Common Shares when the options were granted. Assumed rates of appreciation are not necessarily indicative of future stock performance.
      (3) Options vest 33,333 on April 4, 2006, 33,333 on April 4, 2007 and 33,334 on April 4, 2008.

Stock Option Exercises and Holdings

      The following table sets forth for each of the Named Executive Officers certain information with respect to stock options exercised during the year ended May 31, 2005 and the number and value of exercisable and unexercisable options held by the Named Executive Officers as of May 31, 2005.

                        Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

--------------------------- ------------ ------------ ---------------------------------- --------------------------------
                            Shares       Value
Name                        Acquired     Realized     Number of Securities Underlying    Value of Unexercised
                            on Exercise  ($)          Unexercised Options at Fiscal      In-the-Money Options at Fiscal
                            (#)                       Year-End                           Year-End (1)
                                                      Exercisable/Unexercisable (#)      Exercisable/Unexercisable ($)
--------------------------- ------------ ------------ ---------------------------------- --------------------------------
Michael Mullarkey           --           --           200,000/500,000                    $72,000/$144,000
--------------------------- ------------ ------------ ---------------------------------- --------------------------------
Stephen Lerch               --           --           0/100,000                          --
--------------------------- ------------ ------------ ---------------------------------- --------------------------------

      (1) The value of unexercised in-the-money options is based on the difference between the last sale price of a share of our common shares as reported on the NASDAQ Small Cap Market on May 31, 2005 ($1.72) and the exercise price of the options, multiplied by the number of options.

Employment Contracts, Termination of Employment and Change-in-Control
Arrangements

      Michael Mullarkey Employment Agreement. We entered into an employment agreement as of January 2004 with Michael Mullarkey to serve as our Chief Executive Officer at a minimum annual salary of $250,000. The employment agreement has a three year term unless written notice is given by either party at least ninety (90) days before the end of the first year term or any extension thereof, that they wish the Agreement to terminate at the end of that Term, the Agreement will automatically be extended by successive one year terms. Mr. Mullarkey is also entitled to receive a bonus of up to $200,000 to be awarded should certain mutually agreed upon goals and objectives be achieved. Mr. Mullarkey is also entitled to an Accelerator Bonus which is an additional bonus payable of 5% of revenue for revenue growth in excess of 20% to 40% inclusive, 7% of revenue growth in excess of 41%. EBITDA must be positive during the evaluation period. This Accelerator Bonus would be payable over a three year period, one third each year as long as Mr. Mullarkey is employed with the Company.

      In addition, we granted Mr. Mullarkey an option to purchase 300,000 Common Shares at an exercise price of $2.15 per share, which options vest in three equal annual installments beginning in January 2005. Under the agreement, Mr. Mullarkey also receives a car allowance of $800 per month as well as short-term and long-term disability coverage and term life insurance coverage of $5,000,000. If we elect to terminate Mr. Mullarkey's employment other than for "cause" (as defined in the agreement) within one year of the signing of the agreement, Mr. Mullarkey would be entitled to six months salary and benefits. If after one year of the signing of the agreement, we elect to terminate Mr. Mullarkey's employment other than for "cause," or do not renew his employment agreement and fail to offer him continued employment on comparable terms, Mr. Mullarkey would be entitled to 12 months' salary and benefits. If we elect to terminate Mr. Mullarkey's employment for "cause" at any time during the agreement, Mr. Mullarkey will continue to receive his salary and benefits until the date his employment is terminated. Should there be a change in control of the Company and Mr. Mullarkey is released for any reason save and except for cause, Workstream shall pay Mr. Mullarkey, three years' severance. The severance amount is due and payable upon completion of the transaction and is further based on the average of the previous three years total compensation. Should Mr. Mullarkey be released for any reason except for cause, all stock options, stocks and warrants and bonuses shall vest immediately. Change in control is defined as a change in ownership of an amount greater than 50% of the total issued and outstanding shares of Workstream.

      Stephen Lerch Employment Agreement. On April 4, 2005, we entered into an employment agreement with Stephen Lerch, pursuant to which Mr. Lerch was appointed as the Executive Vice President and Chief Financial Officer/Chief Operating Officer of the Company.

      Mr. Lerch's employment agreement has a one-year term expiring in April 2006 that automatically renews at the end of the initial or any renewal term for an additional one-year term unless either party provides prior notice of non renewal. Mr. Lerch will earn an annual base salary of not less than $200,000 and will also be entitled to a bonus of $200,000 based on mutually agreed objectives being achieved. However, in no event shall such bonus be less than 25% of the entitled amount paid on a quarterly basis. Mr. Lerch also receives a car allowance of $500 per month. In addition, we granted Mr. Lerch an option to purchase 100,000 Common Shares at an exercise price of $4.02 per share, the closing price of the shares on April 4, 2005, in accordance with the terms and conditions of our 2002 Amended and Restated Stock Option Plan, as Amended. We also granted Mr. Lerch 50,000 Restricted Stock Units that vest one third per year over a three-year period beginning on the first anniversary of the grant. If we elect to terminate Mr. Lerch's employment other than for "cause", Mr. Lerch would be entitled to a payment equal to six months' salary and benefits.

Performance Graph

[OBJECT OMITTED]


      The following graph compares the percentage change in the cumulative total shareholder return on the Common Shares from the date of our initial public offering in December 1999 with the cumulative total return of Standard & Poor's 500 Stock Index and a peer's results during such period. The company used as the peer is Monster Worldwide Inc., which provides recruiting solutions. The comparison assumes that $100 was invested at the beginning of such period in our Common Shares and in the Standard & Poor's 500 Stock Index and Monster Worldwide Inc. and assumes the reinvestment of any dividends.

CUMULATIVE VALUE OF $100 INVESTMENT

                      Workstream       Monster Worldwide       Standard & Poor's
December 1999         100.00           100.00                  100.00
May 2000               58.33            92.28                   99.81
May 2001               57.50            97.32                   88.23
May 2002               65.32            45.11                   74.97
May 2003               16.00            33.20                   67.70
May 2004               47.00            42.27                   78.74
May 2005               29.17            83.71                   44.06

Directors and Officer's Insurance

      During the fiscal year ended May 31, 2005, we paid a premium of $256,194 for our directors' and officers' liability insurance policy. The amount of coverage under such policy is $10,000,000.

Report on Executive Compensation

      Our Audit Committee performs the equivalent functions of a compensation committee.

      Our philosophy in determining the compensation of our executive officers is to encourage performance in order to maintain our position in a highly competitive environment. As a result, the compensation package consists of a combination of salary, bonus opportunity and stock options. The Audit Committee believes that base salaries must be "competitive" and also recognize the job performance and contribution of employees. Each executive officer's base salary is determined by reviewing his or her sustained job performance over time, based on individual performance and performance of the business or staff unit over which the executive officer exercises responsibility. Having a compensation program that allows the Company to successfully attract and retain key employees permits us to provide useful products and service to customers, enhance stockholder value, stimulate technological innovation, reinforce Company values and adequately reward employees. The Audit Committee targets a base salary market position for each Named Executive Officer that is competitive with peer software companies, subject to variations depending on the officer's experience in his or her respective position and individual performance. The bonus plan is structured to deliver total cash compensation that is competitive with peer companies.

      The salaries of the Chief Executive Officer and Executive Vice President and Chief Financial Officer/Chief Operating Officer are determined by the Audit Committee upon reliance on market data to assess their adequacy. During fiscal 2005, we granted our Executive Vice President and Chief Financial Officer/Chief Operating Officer options to purchase 100,000 Common Shares, at an exercise price of $4.02 per share, the market price per share of our Common Shares on the date of grant. The options vest in three equal annual installments beginning on the first anniversary of their grant date. We also granted him 50,000 Restricted Stock Units that vest one-third each year over three years beginning on the one-year anniversary of the grant. Our Chief Executive Officer and Executive Vice President and Chief Financial Officer/Chief Operating Officer have written employment agreements that establish their annual salary, bonus and fringe benefits. Our Chief Executive Officer entered into an employment agreement dated as of January 2004 and our Executive Vice President and Chief Financial Officer/Chief Operating Officer entered into an employment agreement dated as of April 2005.

      During fiscal 2005, our Chief Executive Officer earned a base salary of $250,000 and pursuant to the terms of our Chief Executive Officer's employment agreement, a bonus of $775,619, consisting of $100,000 in regular bonus and an accelerator bonus, as defined in the employment agreement, of $675,619. The Audit Committee believes that the Chief Executive Officer's performance bonus should be paid in relation to the success and strength of the Company, which is the ultimate measure of Chief Executive Officer's effectiveness and aligns the Chief Executive Officer's compensation to shareholder expectations. Mr. Mullarkey's bonus was awarded as follows: (1) Mr. Mullarkey achieved the maximum bonus level of acquisition revenue versus plan and, therefore, was awarded $50,000; and (2) Mr. Mullarkey achieved the maximum bonus level of individual objectives and, therefore, was awarded a $50,000 bonus. The remaining amount for Mr. Mullarkey's bonus was related to an accelerator bonus provision that was provided for in Mr. Mullarkey's employment agreement as incentive compensation deemed appropriate for a fast growth corporate strategy. Mr. Mullarkey was entitled to an accelerator bonus payable of 5% of revenue for revenue growth in excess of 20% to 40% inclusive and 7% of revenue growth in excess of 41%. EBITDA was to be positive during the evaluation period commencing January 31, 2004 and the bonus would be payable over a three year period, one third each year as long as Mr. Mullarkey was employed with the Company. The Board of Directors passed a resolution providing that the evaluation period be changed to June 1, 2004 through June 1, 2005 to coincide with the Company's fiscal year. Further, the Board of Directors also waived the provisions that EBITDA must be positive during the evaluation period, recognizing that the reprioritized Board strategy of growth through acquisition was somewhat in conflict with the original EBITDA provision, and that the payments would be made over a three-year period. These actions were taken by the Board after commissioning an independent third party executive compensation study as well as evaluating the work that Mr. Mullarkey has done for the Company, specifically over the past few years in the identification and acquisition of strategic businesses, successfully raising capital and building and growing a sustainable business.


         Submitted by the Audit Committee:

                  Matthew Ebbs (Chairman)
                  Thomas Danis
                  Cholo Manso
                  Steve Singh

Report of the Audit Committee

      The Audit Committee reviews our financial reporting process on behalf of the Board of Directors. The Audit Committee is comprised solely of independent directors meeting the requirements of applicable Securities and Exchange Commission and Nasdaq rules. Management has the primary responsibility for the financial statements and the reporting process. Our independent auditors are responsible for expressing an opinion on the conformity of our audited financial statements to accounting principles generally accepted in the United States.

      In this context, the Audit Committee has reviewed and discussed with management and the independent auditors the audited financial statements. The Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). In addition, the Audit Committee has received from the independent auditors the written disclosures covered under the letter from independent auditors, required by Independent Standards Board No. 1 (Independent Discussions with Audit Committees), and has discussed with the auditors their independence from Workstream and its management. Finally, the Audit Committee has considered whether the provision of non-audit services by the independent auditors is compatible with maintaining the auditors' independence.

      Based on the reviews and the discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in Workstream's Annual Report on Form 10-K for the year ended May 31, 2005, for filing with the Securities and Exchange Commission.

      We have appointed PricewaterhouseCoopers as our independent auditors for fiscal year 2006, subject to shareholder ratification of such appointment.


         Submitted by the Audit Committee:

                  Matthew Ebbs (Chairman)
                  Thomas Danis
                  Cholo Manso
                  Steve Singh

Fees Paid to Auditors

      As part of its duties, the Audit Committee has also considered whether the provision of services other than audit services by the independent auditors to us is compatible with maintaining the auditors' independence. The fees for all services provided by our independent auditors to us during fiscal year 2005 and fiscal 2004 are as follows:

                                Fiscal Year 2004             Fiscal Year 2005
                                ----------------             ----------------
Audit Fees                      $305,500 CDN                 $318,054 CDN
Audit Related Fees              $313,155 CDN                 $ 28,500 CDN
Tax Fees                        $ 75,520 CDN                 $319,725 CDN
All Other Fees                  $ --                         $ --


Audit Fees

      Audit fees include fees billed by PricewaterhouseCoopers LLP for services rendered in connection with the audit of our annual financial statements and for the reviews of our quarterly financial statements and for audit of our internal control over financial reporting.

Audit-Related Fees

      Audit-related fees were incurred in connection with work performed with respect to audits and reviews of acquired entities and registration statements and other filings with the Securities and Exchange Commission. All of these fees were pre-approved by the audit committee.

Tax Fees

      Tax fees relate to tax consultation and compliance services, and work performed with respect to registration statements and other filings with the Securities and Exchange Commission. All of these fees were pre-approved by the Audit Committee.

All Other Fees

      There were no other fees paid to PricewaterhouseCoopers LLP in fiscal 2005 and fiscal 2004.

Audit Committee Pre-Approval Policies and Procedures

      Section 10A(i)(1) of the Exchange Act and related SEC rules require that all auditing and permissible non-audit services to be performed by the Company's principal accountants be approved in advance by the Audit Committee of the Board of Directors. Pursuant to Section 10A(i)(3) of the Exchange Act and related SEC rules, the Audit Committee has established procedures by which the Chairman of the Audit Committee may pre-approve such services provided that the pre-approval is detailed as to the particular service or category of services to be rendered and the Chairman reports the details of the services to the full Audit Committee at its next regularly scheduled meeting.

PROPOSAL 2 - RATIFICATION OF THE APPOINTMENT AUDITORS

(Item 2 on Proxy Card)
      Upon recommendation of the Audit Committee, the Board of Directors proposes to reappoint PricewaterhouseCoopers LLP as the auditors of Workstream, to hold office until the close of the next annual meeting of shareholders. PricewaterhouseCoopers LLP was first appointed auditor of Workstream on November 28, 1997. If the shareholders do not ratify this appointment by the affirmative vote of a majority of the votes present or represented by proxy at the Meeting, other independent public accountants will be considered by the Board of Directors upon recommendation of the Audit Committee.

      A representative of PricewaterhouseCoopers LLP is expected to be at the Meeting. Such representative will have the opportunity to make a statement and will be available to respond to appropriate questions.

      The affirmative vote of a majority of votes present or represented by proxy at the Meeting is required to ratify the appointment of PricewaterhouseCoopers LLP as auditors of Workstream. Unless a contrary choice is specified, proxies solicited by Management will be voted "FOR" ratification of the appointment of PricewaterhouseCoopers LLP as auditors of Workstream.

      THE BOARD OF DIRECTORS RECOMMENDS VOTING "FOR" RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS AUDITORS OF WORKSTREAM.


PROPOSAL 3 - AUTHORIZATION TO FIX THE REMUNERATION OF AUDITORS -

(Item 3 on Proxy Card)
      In the past, our directors have negotiated with our auditors on an arms-length basis in determining the fees to be paid to the auditors in connection with the provision of audit services. Such fees have been based upon the complexity of the matters in question and the time incurred by the auditors. The affirmative vote of a majority of votes present or represented by proxy at the Meeting is required to authorize the directors to fix the remuneration of the auditors. Unless a contrary choice is specified, proxies solicited by Management will be voted "FOR" the authorization of the directors to fix the remuneration of the auditors.


      THE BOARD OF DIRECTORS RECOMMENDS VOTING "FOR" THE AUTHORIZATION OF THE DIRECTORS TO FIX THE REMUNERATION OF THE AUDITORS.

AVAILABILITY OF ANNUAL REPORT ON FORM 10-K

      A copy of our Annual Report on Form 10-K, as amended, for fiscal year 2005, as filed with the Securities and Exchange Commission, may be obtained without charge upon written request to Investor Relations, Workstream Inc., 495 March Road, Suite 300, Ottawa, Ontario K2K 3G1 or by calling Tammie Brown at
(613) 270-0619, extension 263 or on our website at www.workstreaminc.com

SHAREHOLDER PROPOSALS FOR 2006 ANNUAL MEETING

      Shareholders wishing to submit proposals for inclusion in the proxy circular and proxy statement for the 2006 Annual Meeting of Shareholders must submit such proposals to us at 495 March Road, Suite 300, Ottawa, Ontario K2K 3G1, Attention: Tammie Brown, on or before June 30, 2006. In order for the proposal to be included in the proxy circular and proxy statement, the shareholder submitting the proposal must meet certain eligibility standards and comply with the procedures established by the SEC as set forth in Rule 14a-8 of the Securities Exchange Act of 1934.

CERTIFICATE

      The contents of this Proxy Circular and Proxy Statement, and the sending of it to the holders of shares of Workstream, to each director of Workstream and to the appropriate governmental agencies have been approved by the Board of Directors.

DATED at Ottawa, Ontario, this 23rd day of September 2005.

BY ORDER OF THE BOARD

Signed by:

/s/ Michael Mullarkey
----------------------------
Michael Mullarkey
Chairman

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